Exhibit 99.1

PR INQUIRIES:    IR INQUIRES:
Smith Micro Software    Smith Micro Software
Paula Yurkovich    Charles Messman
+1 (412) 260-1259    +1 (949) 362-5800
pr2@smithmicro.com    IR@smithmicro.com

Smith Micro Announces 1-for-8 Reverse Stock Split
PITTSBURGH, PA, April 3, 2024 - Smith Micro Software, Inc. (Nasdaq: SMSI) (“Smith Micro” or the “Company”), announced today that the Company’s Board of Directors has approved a 1-for-8 reverse split of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (the “Reverse Split”). The Reverse Split was approved by the Company’s stockholders at a special meeting held on April 3, 2024. The Reverse Split will legally take effect at 11:59 p.m. Eastern Time, on April 10, 2024. The Company’s Common Stock will open for trading under a new CUSIP number 832154405 on The Nasdaq Capital Market on April 11, 2024, on a split-adjusted basis under the current ticker symbol “SMSI.” The Reverse Split is intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.
The Reverse Split will automatically convert every eight current shares of the Company’s common stock, whether issued and outstanding or held by the Company as treasury stock, into one share of fully paid and nonassessable common stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders of record who would otherwise be entitled to receive a fractional share of the Company’s common stock following the Reverse Split will be entitled to rounding up of the fractional share to the nearest whole number.
The Reverse Split will reduce the aggregate number of shares of outstanding Common Stock from approximately 76,805,280 shares to approximately 9,600,660 shares (based on outstanding shares as of April 2, 2024). The total authorized number of shares will remain unchanged. The terms of all outstanding warrants currently exercisable for shares of Common Stock, and all equity awards granted under the Company’s equity plans, including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described above. In addition, the total number of shares of common stock that may be the subject of future grants under the Company’s equity plans, as well as any plan limits on the size of such grants will be adjusted and proportionally decreased as a result of the Reverse Split.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-Reverse Split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Computershare, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-Reverse Split number of shares, including the impact of any rounding to the nearest whole number of shares in lieu of fractional shares, if applicable.
About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling the digital family lifestyle to providing powerful voice messaging capabilities, Smith Micro’s solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the Company’s expectations regarding the effect of the Reverse Split and its continued listing on Nasdaq.
Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships and the loss of any of them could materially and negatively affect our business, delay or failure of our customers to accept and deploy our products and services or new or upgraded versions thereof, delay or failure of our customers’ end users to adopt our products and services or new or upgraded versions thereof, our reliance on third party operating systems for the proper operation and delivery of our solutions and any barriers to our use of such third party technology, our reliance on third party application stores for the distribution of our software applications to users and any barriers to such distribution, including any delay or failure of such third party to approve new versions of our applications or their implementation and/or application of policies that may be harmful to our business, unanticipated delays or obstacles in our development and release cycles, the degree to which competing business needs may affect our allocation of resources to planned projects, the risk of harm to our business resulting from our recent and any future cost reduction efforts, our ability to attract and retain key technical personnel that are essential to our product development and support efforts, changes in demand for our products from our customers and their end users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies and customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.